AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 6, 2018

REGISTRATION NO. 333-_______

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

NICOLET BANKSHARES, INC.

(Exact name of registrant as specified in its charter)

Wisconsin	47-0871001
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

111 North Washington Street

Green Bay, Wisconsin 54301

(920) 430-1400

(Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)

Robert B. Atwell

Chairman, President and Chief Executive Officer

Nicolet Bankshares, Inc.

111 North Washington Street

Green Bay, Wisconsin 54301

(920) 430-1400

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of communications to:

Robert D. Klingler

Bryan Cave Leighton Paisner LLP

One Atlantic Center, Fourteenth Floor

1201 West Peachtree Street NW

Atlanta, Georgia 30309

(404) 572-6600

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Section 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per unit (1)	Proposed maximum aggregate offering price (1)	Amount of registration fee
Preferred Stock, no par value (2)	-	-	-	-
Common Stock, par value $0.01 per share (2)	-	-	-	-
Warrants (3)
Rights (4)	-	-	-	-
Units (5)	-	-	-	-
Total	-	-	-	-
	$100,000,000		$100,000,000	$12,450	(6)

(1)	Pursuant to General Instruction II.D. of Form S-3, an indeterminate number or principal amount of securities of each identified class, not to exceed $100,000,000 maximum aggregate offering price exclusive of accrued dividends, is being registered. The proposed maximum offering price per unit will be determined from time to time in connection with the issuance of the securities registered hereunder.

(2)	Also includes such indeterminate number of shares of preferred stock and common stock as may be issued upon conversion or exercise of, or exchange for, preferred stock, warrants, rights, units or other securities pursuant to their terms. Separate consideration may or may not be received for such preferred stock or common stock. Also includes such indeterminate number of shares of common stock and preferred stock as may be required for delivery upon conversion or exercise of, or exchange for, preferred stock, warrants, rights, units or other securities as a result of anti-dilution provisions thereof.

(3)	Represents an indeterminate number of warrants as may be issued at indeterminate prices, representing rights to purchase common stock or preferred stock, or any combination of the foregoing. Such warrants may be issued independently or as part of a unit with any other securities and may be attached to or separate from the underlying securities.

(4)	Rights evidencing the right to purchase common stock or preferred stock, or any combination of the foregoing we may offer under this Registration Statement and prospectus and any applicable prospectus supplement.

(5)	Represents an indeterminate amount and number of units consisting of any combination of securities.

(6)	Pursuant to Rule 457(p), the registration fee currently due for this registration statement is being offset by the $5,810 registration fee previously paid by Nicolet Bankshares, Inc., the registrant, with the registrant's prior registration statement on Form S-3 (SEC File No. 333-199216 initially filed on October 8, 2014), pursuant to which the registrant sold no securities. Therefore, $6,640 is being paid with this filing.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated April 6, 2018.

PROSPECTUS

Preferred Stock • Common Stock • Warrants • Rights • Units

We may offer from time to time our preferred stock, common stock, warrants, rights, or units consisting of securities covered by this prospectus separately or together in any combination that may include other securities set forth in an accompanying prospectus supplement (collectively, the “Securities”) for sale directly to purchasers or through underwriters, dealers or agents to be designated at a future time.

This prospectus describes the general terms of the Securities and the general manner in which we will offer them. We will provide specific terms of any offering of the Securities in supplements to this prospectus. The information in the prospectus supplement may supplement, update or change information contained in this prospectus, and we may supplement, update or change any of the information contained in this prospectus by incorporating information by reference. Before you invest, you should carefully read this prospectus, any prospectus supplement and any free writing prospectus or other offering material we authorize relating to the Securities and the documents incorporated by reference.

Shares of our common stock are traded on the Nasdaq Capital Market under the symbol “NCBS.” The closing price of our common stock as reported by the Nasdaq Capital Market on April 5, 2018 was $55.63 per share. Unless we state otherwise in a prospectus supplement, we will not list any preferred stock, warrants, rights or units on any securities exchange.

Our principal executive offices are located at 111 North Washington Street, Green Bay, Wisconsin 54301, and our telephone number is (920) 430-1400.

Investing in the Securities involves risks. See the “Risk Factors” section of this prospectus. Before buying the Securities, you should read and consider the risk factors included in our periodic reports and in other information that we file with the Securities and Exchange Commission (“SEC”), which are incorporated by reference in this prospectus. See “Available Information.”

Neither the SEC nor any state securities commission has approved or disapproved of the securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

We may offer the Securities on a continuous or delayed basis in amounts, at prices and on terms determined at the time of offering. We may offer the Securities at fixed prices, which may change, or at negotiated prices, or, in the case of our common stock, at prevailing market prices at the time of the sale or prices related to prevailing market prices. Information about the underwriters or agents who will participate in any particular sale of the Securities, including any applicable commissions or discounts, will be set forth in the applicable prospectus supplement. Our net proceeds from the sale of Securities also will be set forth in the applicable prospectus supplement.

The date of this prospectus is April 6, 2018.

We have not authorized any dealer, salesperson or other person to give you written information other than this prospectus and any prospectus supplement, or to make representations as to matters not stated in this prospectus or any prospectus supplement. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or any prospectus supplement. This prospectus and any prospectus supplement do not constitute an offer to sell or our solicitation of an offer to buy any securities other than the registered securities to which they relate. This prospectus and any prospectus supplement do not constitute an offer to sell or our solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. The delivery of this prospectus or any prospectus supplement at any time does not create an implication that the information contained herein or therein is correct as of any time subsequent to their respective dates.

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ABOUT THIS PROSPECTUS

This prospectus is part of a shelf registration statement on Form S-3 that we filed with the SEC. Under this shelf registration process, we may sell, from time to time, any combination of the Securities described in this prospectus and the applicable prospectus supplements in one or more offerings. This prospectus provides you with a general description of the Securities that we may offer. Each time we sell Securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. Each prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement.

Before purchasing any Securities, you should carefully read this prospectus, any prospectus supplement and any free writing prospectus or other offering material that we authorize together with the documents incorporated by reference as described under “Incorporation of Certain Information by Reference” and the additional information described under the heading “Available Information” below.

Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus to “the Company,” “Nicolet,” “we,” “us,” “our” or similar references mean Nicolet Bankshares, Inc., a Wisconsin corporation, and its subsidiaries.

AVAILABLE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934 (the “Exchange Act”). As a result, we file annual, quarterly and special reports and other information with the SEC. You may read and copy any document we file with the SEC at its public reference room at 100 F Street NE, Washington, DC 20549. You can call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Our SEC filings are also available to the public at the website maintained by the SEC at www.sec.gov, as well as on our website at www.nicoletbank.com. Information on our website is not incorporated by reference herein, and our web address is included as an inactive textual reference only.

We have filed with the SEC a registration statement under the Securities Act of 1933, or the Securities Act, which registers the distribution of these Securities. The registration statement, including the attached exhibits and schedules, contains additional relevant information about us and the Securities. The rules and regulations of the SEC allow us to omit certain information included in the registration statement from this prospectus. Copies of the registration statement are available to the public through the sources referred to above.

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with the SEC, which means that we can disclose important information to you by referring to our other filings with the SEC. The information that we incorporate by reference is considered a part of this prospectus, and information that we file later with the SEC will automatically update and supersede the information contained in this prospectus. We incorporate by reference the following documents we filed with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, other than information in these documents that is not deemed to be filed with the SEC:

•	our Annual Report on Form 10-K for the year ended December 31, 2017, filed with the SEC on March 7, 2018; and

•	our Current Report on Form 8-K* filed with the SEC on January 16, 2018.

*       We are not incorporating and will not incorporate by reference into this prospectus past or future information on reports furnished or that will be furnished under Items 2.02 and/or 7.01 of, or otherwise with, Form 8-K.

All documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to the termination of the offering of the Securities as described in this prospectus will be deemed to be incorporated by reference into this prospectus, other than information in the documents that is not deemed to be filed with the SEC. A statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded to the extent that a statement contained in any subsequently filed document that is incorporated by reference into this prospectus modifies or supersedes that statement. Any statements so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide without charge to each person to whom this prospectus is delivered, upon written or oral request of any person, a copy of any or all of the documents incorporated herein by reference, other than exhibits to the documents, unless the exhibits are specifically incorporated by reference into the documents that this prospectus incorporates. Requests for copies in writing or by telephone should be directed to:

Nicolet Bankshares, Inc.

111 North Washington Street

Green Bay, Wisconsin 54301

Attn: Chief Financial Officer

(920) 430-1400

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CAUTIONARY DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

All statements other than statements of historical facts included or incorporated by reference in this prospectus, including, without limitation, statements under “Risk Factors” and elsewhere in this prospectus regarding our future financial position, business strategy, budgets, projected costs and plans and objectives of management for future operations, are forward-looking statements. In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “expect,” “intend,” “estimate,” “anticipate,” “believe” or “continue” or the negative thereof or variations thereon or similar terminology. Although we believe that the expectations reflected in these forward-looking statements are reasonable, these expectations may not prove to be correct. Important factors that could cause actual results to differ materially from our expectations, which we refer to as cautionary statements, are disclosed under “Risk Factors” and elsewhere in this prospectus, including, without limitation, in conjunction with the forward-looking statements included or incorporated in this prospectus. These forward-looking statements involve risks and uncertainties that may cause our actual future activities and results of operations to be materially different from those suggested or described in this prospectus.

There are a number of factors that could cause our actual results to differ materially from those projected in such forward-looking statements. These factors may include, without limitation:

•	those items discussed under “Risk Factors” herein and under “Risk Factors” in Item 1A to our annual reports on Form 10-K and as supplemented from time-to-time in Part II, Item 1A to our quarterly reports on Form 10-Q;

•	adverse developments in borrower industries;

•	our ability to maintain compliance with federal and state laws that regulate our business and capital levels;

•	our ability to raise capital as needed by our business;

•	the loss of any of our key employees;

•	changes in the interest rates affecting our deposits and our loans;

•	the strength of the economy in our market area, as well as general economic, market, or business conditions;

•	recent or future negative developments in the financial industry and credit markets;

•	our ability to calculate accurately our allowance for loan losses and to make accurate assumptions with respect thereto;

•	the abilities of our target markets and industries to weather a downturn in the economy;

•	recent or future changes to the accounting rules to which we are subject;

•	our ability to successfully manage potential growth, organic or acquired, including but not limited to integration of our recent acquisitions and our entrance or expansion into new markets, our ability to execute successfully on opportunities that may be presented to and pursued by us, and our ability to secure and maintain sufficient capital to support that growth;

•	changes in our competitive position, competitive actions by other financial institutions, and the competitive nature of the financial services industry and our ability to compete effectively against other financial institutions in our banking markets;

•	changes in laws, regulations and the policies of federal or state regulators and agencies, including securities laws, the recently enacted tax legislation, and capital and other bank regulations;

•	our ability to maintain effective internal control over financial reporting;

•	our ability to effectively use technology and to avoid any interruption or breach in security of our information systems;

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•	our reliance on secondary sources, such as Federal Home Loan Bank advances, sales of securities and loans, federal funds lines of credit from correspondent banks and out-of-market time deposits, to meet our liquidity needs and the continued availability of those sources;

•	our ability to obtain accurate and complete information about our clients on a timely basis, and our ability to assess and manage our asset quality; and

•	other circumstances, many of which are beyond our control.

All subsequent written and oral forward-looking statements attributable to us, or persons acting on any of our behalf, are expressly qualified by the cautionary statements. We undertake no obligation to update forward-looking statements to reflect developments or information obtained after the date on the cover page of this prospectus.

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RISK FACTORS

Investing in our Securities involves risks. Before you invest in our Securities, you should carefully consider the risks that are set forth below and any risks in the accompanying prospectus supplement, as well as the other information included or incorporated by reference in this prospectus and any prospectus supplement. We may amend or supplement these risk factors from time to time by other reports we file with the SEC in the future.

Risks Related to the Securities

There may be no established trading market for some of the Securities, and this could make selling such Securities difficult and also impact the price of such Securities.

Other than our common stock, there may be no established trading market for the Securities offered by this prospectus. Some of the Securities may not be listed on any securities exchange or included in any automated quotation system. We cannot assure you that an active trading market for such Securities will develop or, if such market develops, that you will be able to sell such Securities. If a trading market does not develop or is not maintained, holders of the Securities may experience difficulty in reselling, or an inability to sell, such Securities. As a result, the liquidity of such Securities may be limited and, under certain circumstances, nonexistent. If a market does develop, any such market may be discontinued at any time.

The liquidity of, pricing of and trading market for the Securities, including our common stock, may be adversely affected by, among other things, changes in the overall markets for equity securities, changes in our financial performance and prospects, the prospects in general for companies in our industry, the number of holders of the various Securities, the interest of securities dealers in making a market in the Securities, adverse credit rating actions and prevailing interest rates.

The offering price of the Securities may not be an indication of the fair value of and market terms for those Securities.

The price of the Securities sold in any offering may not indicate the market price for those Securities after the offering is completed or at any future time. The offering price of the Securities will be determined by our board of directors based on a number of factors, including the price at which investors will be willing to purchase the Securities, the Company’s operating history and prospects, the Company’s current performance, the prospects of the banking industry in which the Company competes, and the general condition of the securities market at the time of the offering. You should not consider the offering price as an indication of the fair value of the Securities.

We have broad discretion in allocating the proposed net proceeds from this offering, and, in using our discretion, we may not apply them in the most effective manner.

We intend to use the net proceeds from any offering of Securities to provide additional capital for general corporate purposes, including but not limited to supporting the assets and operations of our subsidiary bank. However, we will have significant flexibility in applying the net proceeds of any such offering. Our failure to apply such funds effectively could have a material adverse effect on our business and on your investment.

We have not historically paid dividends to our common shareholders, and we cannot guarantee that we will pay dividends to such shareholders in the future.

The holders of our common stock receive dividends if and when declared by our board of directors out of legally available funds. Nicolet’s board of directors has not declared a dividend on the common stock since our inception in 2000 and does not expect to do so in the foreseeable future. Any future determination relating to dividend policy will be made at the discretion of Nicolet’s board of directors and will depend on a number of factors, including the company’s future earnings, capital requirements, financial condition, future prospects, regulatory restrictions and other factors that the board of directors may deem relevant.

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Our principal business operations are conducted through our subsidiary bank. Cash available to pay dividends to our shareholders is derived primarily, if not entirely, from dividends paid by the bank. The ability of our subsidiary bank to pay dividends to us, as well as our ability to pay dividends to our shareholders, is subject to and limited by certain legal and regulatory restrictions, as well as contractual restrictions related to our junior subordinated debentures. Further, any lenders making loans to us may impose financial covenants that may be more restrictive than regulatory requirements with respect to the payment of dividends by us. There can be no assurance of whether or when we may pay dividends in the future.

Nicolet may need to raise additional capital in the future but that capital may not be available when it is needed or may be dilutive to our shareholders.

We are required by federal and state regulatory authorities to maintain adequate capital levels to support our operations. In order to support our operations and comply with regulatory standards, we may need to raise capital in the future. Our ability to raise additional capital will depend on conditions in the capital markets at that time, which are outside our control, and on our financial performance. Accordingly, we cannot assure you of our ability to raise additional capital, if needed, on favorable terms. In some cases, volatility in markets has produced downward pressure on stock prices and credit availability for certain issuers without regard to those issuers’ underlying financial strength. If volatility increases, our ability to raise additional capital may be disrupted. If we cannot raise additional capital when needed, our results of operations and financial condition may be adversely affected, and our banking regulators may subject us to regulatory enforcement action, including receivership. In addition, the issuance of additional shares of our equity securities will dilute the economic ownership interest of our common shareholders.

If there are sales of substantial amounts of our common stock in the future, the price of our common stock could decline.

Other than certain shares held by our affiliates, all of our outstanding shares of common stock are available for immediate sale. Sales of substantial amounts of our common stock, or the perception that such sales could occur, could adversely affect prevailing market prices of our common stock.

Holders of Nicolet’s subordinated debentures have rights that are senior to those of its common shareholders.

We have supported our continued growth by issuing trust preferred securities and accompanying junior subordinated debentures and by assuming the trust preferred securities and accompanying junior subordinated debentures issued by companies we have acquired. As of December 31, 2017, we had outstanding trust preferred securities and associated junior subordinated debentures with an aggregate par principal amount of approximately $37.1 million and $38.2 million, respectively.

We have unconditionally guaranteed the payment of principal and interest on our trust preferred securities. Also, the junior debentures issued to the special purpose trusts that relate to those trust preferred securities are senior to our common stock. As a result, we must make payments on the junior subordinated debentures before we can pay any dividends on our common stock, and in the event of our bankruptcy, dissolution or liquidation, holders of our junior subordinated debentures must be satisfied before any distributions can be made on our common stock. We do have the right to defer distributions on our junior subordinated debentures (and related trust preferred securities) for up to five years, but during that time would not be able to pay dividends on our common stock.

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We are an emerging growth company and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive.

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and we have taken advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including, but not limited to, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. In addition, even if we comply with the greater obligations of public companies that are not emerging growth companies, we may avail ourselves of the reduced requirements applicable to emerging growth companies from time to time in the future, so long as we are an emerging growth company. We will remain an emerging growth company for up to five years following the first sale of our common stock pursuant to an effective registration statement filed under the Securities Act, though we may cease to be an emerging growth company earlier under certain circumstances, including if, before the end of such five years, we are deemed to be a large accelerated filer under the rules of the SEC (which depends on, among other things, having a market value of common stock held by non-affiliates in excess of $700 million) or if our total annual gross revenues equal or exceed $1 billion in a fiscal year. We cannot predict if investors will find our common stock less attractive because we will rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

Nicolet’s securities are not FDIC insured.

Our securities are not savings or deposit accounts or other obligations of our subsidiary bank, and are not insured by the Deposit Insurance Fund, the FDIC or any other agency or private entity and are subject to investment risk, including the possible loss of some or all of the value of your investment.

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THE COMPANY

Nicolet Bankshares, Inc., a Wisconsin corporation, is a bank holding company headquartered in Green Bay, Wisconsin. We provide a diversified range of traditional banking and wealth management services to individuals and businesses in our market area through our banking subsidiary, Nicolet National Bank, in northeastern and central Wisconsin and in Menominee, Michigan.

Since our opening in late 2000, we have supplemented our organic growth with branch purchase and acquisition transactions. Most recently, we completed a merger transaction with First Menasha Bancshares, Inc. consummated on April 28, 2017. During 2016, we completed two transactions consisting of a private transaction to hire a select group of financial advisors and to purchase their respective books of business and operating platform completed on April 1, 2016 and the merger transaction with Baylake Corp consummated on April 29, 2016. The results of operations of the acquired entities prior to their respective consummation dates are not included in our consolidated financial statements.

Our executive offices are located at 111 North Washington Street, Green Bay, Wisconsin 54301. Our common stock is traded on the Nasdaq Capital Market under the symbol “NCBS.”

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, we intend to use the net proceeds of any offering of Securities sold by us for general corporate purposes, which may include one or more of the following: capital expenditures, repayment or refinancing of indebtedness or other securities from time to time, working capital or to make acquisitions. Pending such use, we may elect, in our sole and absolute discretion, to temporarily invest net proceeds.

RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

The following table shows our ratio of consolidated earnings to fixed charges and preferred stock dividends for each of our last five years:

Ratio of Earnings to Fixed Charges and Preferred	For the Years Ended December 31,
Stock Dividends:	2017		2016		2015		2014		2013
Excluding Interest on deposits	16.53	x	8.86	x	7.57	x	7.04	x	6.61	x
Including Interest on deposits	5.55	x	4.14	x	3.20	x	2.85	x	3.43	x

For the purpose of computing the above ratios, earnings consist of income before income taxes, fixed charges and preferred stock dividends. Fixed charges, excluding interest on deposits, include interest expense on debt (including the amortization of premiums and discounts) and the portion of rents representative of the interest factor. Fixed charges, including interest on deposits, include interest expense on debt and deposits (including the amortization of premiums and discounts), and the portion of rents representative of the interest factor. Preferred stock dividend requirements represent the amount of pre-tax income required to pay dividends on preferred shares.

DESCRIPTION OF SECURITIES

We may issue from time to time, in one or more offerings, the following Securities:

•	shares of our preferred stock, no par value, in one or more series;

•	shares of our common stock, par value $0.01 per share;

•	warrants to purchase preferred stock, common stock or any combination thereof;

•	rights to purchase preferred stock, common stock or other securities; or

•	any combination of the foregoing, either individually or as units.

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This prospectus contains a summary of certain general terms of the various Securities that we may offer. The specific terms of the Securities, including the initial offering price and the net proceeds to us, will be described in a prospectus supplement, which may be in addition to or different from the general terms summarized in this prospectus. Where applicable, the prospectus supplement will also describe any material United States federal income tax considerations relating to the Securities offered to the extent so required and indicate whether the Securities offered are or will be listed on any securities exchange. When we refer to a prospectus supplement we are also referring to any applicable pricing supplement, free writing prospectus or other offering materials that we authorize, as appropriate, unless the context otherwise requires. The summaries contained in this prospectus and in any prospectus supplements do not contain all of the information or restate the agreements under which the Securities may be issued and do not contain all of the information that you may find useful. We urge you to read the actual agreements relating to any Securities because they, and not the summaries, define your rights as a holder of the Securities. The agreements will be on file with the SEC as described under “Available Information” and “Incorporation of Certain Information By Reference.”

The following description summarizes the material provisions of the Securities we may offer. This description is not complete and is subject to, and is qualified in its entirety by reference to our charter and our bylaws and applicable provisions of relevant Wisconsin law, including the Wisconsin Business Corporation Law (“WBCL”). The terms of any series of preferred stock being offered by us will be described in the prospectus supplement relating to that series of preferred stock. That prospectus supplement may not restate the amendment to our charter or the board resolution that establishes a particular series of preferred stock in its entirety. We urge you to read any such charter amendment or board resolution because it, and not the description in the prospectus supplement, will define your rights as a holder of preferred stock. Any such charter amendment or board resolution will be filed with the Wisconsin Department of Financial Institutions and with the SEC.

DESCRIPTION OF COMMON AND PREFERRED STOCK

As of the date of this Prospectus, our authorized capital stock consisted of 30,000,000 shares of common stock, par value $0.01 per share and 10,000,000 shares of preferred stock, no par value. As of December 31, 2017, there were 9,849,167 shares of our common stock issued, 9,818,247 shares of our common stock outstanding, and no shares of our preferred stock issued and outstanding.

Common Stock

All shares of our common stock participate equally in dividends payable to holders of our common stock when and as declared by our board of directors and in net assets available for distribution to holders of our common stock on liquidation or dissolution. Each outstanding share of common stock is entitled to one vote on all matters submitted to a vote of shareholders, except that directors are elected by cumulative voting, which means that the number of votes each shareholder may cast is determined by multiplying the number of shares he, she or it owns by the number of directors to be elected. Those votes may be cumulated and cast for a single candidate or may be distributed among two or more candidates in the manner selected by the shareholder. All of our outstanding shares of common stock are fully paid and non-assessable. Any shares of common stock issued in an offering pursuant to this prospectus, including those issuable upon the exercise of warrants or upon conversion of preferred stock issued pursuant to this prospectus, will be fully paid and non-assessable. Holders of our common stock do not have preference, conversion, exchange or preemptive rights. We may issue additional shares of authorized common stock without shareholder approval, subject to applicable rules of any stock exchange on which our common stock may be listed.

Computershare, Inc. is the registrar and transfer agent for our common stock. Our common stock is traded on the Nasdaq Capital Market under the symbol “NCBS.”

Preferred Stock

Under our charter, our board of directors has the authority to authorize from time to time, without further shareholder action, the issuance of shares of our preferred stock, in one or more series as the board of directors shall deem appropriate, and to fix the rights, powers and restrictions of the preferred stock by resolution and the filing of an amendment to our charter, including but not limited to the designation of the following:

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•	the number of shares constituting such series and the distinctive designation thereof;

•	the voting rights, if any, of such series;

•	the rate of dividends payable on such series, the time or times when such dividends will be payable, the preference to, or any relation to, the payment of dividends to any other class or series of stock and whether the dividends will be cumulative or non-cumulative;

•	whether there shall be a sinking or similar fund for the purchase of shares of such series and, if so, the terms and provisions that shall govern such fund;

•	whether there shall be any restriction on the repurchase or redemption of shares while there is any arrearage in the payment of dividends or sinking fund installments;

•	the rights of the holders of shares of such series upon the liquidation, dissolution or winding-up of the Company;

•	the rights, if any, of holders of shares of such series to convert such shares into or to exchange such shares for shares of any other class or classes or any other series of the same or of any other class or classes of equity shares, the price or prices or rate or rates of conversion or exchange, with such adjustments thereto as shall be provided, at which such shares shall be convertible or exchangeable, whether such rights of conversion or exchange shall be exercisable at the option of the holder of the shares or the Company (or both) or upon the happening of a specified event, and any other terms or conditions of such conversion or exchange; and

•	any other preferences, powers and relative participating, optional or other special rights and qualifications, limitations or restrictions of shares of such series.

Of our 10,000,000 shares of authorized preferred stock, 14,964 shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series A, 748 shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series B, and 24,400 shares of Non-Cumulative Perpetual Preferred Stock, Series C, are authorized, but no shares are issued or outstanding.

Except as otherwise provided in any prospectus supplement, all shares of the same series of preferred stock will be identical to each other share of said stock. The shares of different series may differ, including as to ranking, as may be provided in our charter, or as may be fixed by our board of directors as described above. We may from time to time amend our charter to increase or decrease the number of authorized shares of preferred stock. Unless otherwise provided in any prospectus supplement, all shares of preferred stock will be fully paid and non-assessable.

The description of the preferred stock in this prospectus is a summary of the material provisions of the preferred stock that we may issue. The descriptions above and in any prospectus supplement relating to the offer of our preferred stock do not purport to be complete and are subject to and qualified in their entirety by reference to our Articles of Incorporation and the applicable certificate of designation to our Articles of Incorporation establishing the terms of the preferred stock being offered for sale by means of a prospectus supplement.

Certain Effects of Authorized but Unissued Stock

We may issue additional shares of common stock or preferred stock without shareholder approval, subject to applicable rules of any stock exchange on which our stock may be listed, for a variety of corporate purposes, including raising additional capital, corporate acquisitions and employee benefit plans. The existence of unissued and unreserved common and preferred stock may enable us to issue shares to persons who are friendly to current management, which could discourage an attempt to obtain control of the Company through a merger, tender offer, proxy contest or otherwise, and protect the continuity of management and possibly deprive you of opportunities to sell your shares at prices higher than the prevailing market prices. We could also use additional shares to dilute the stock ownership of persons seeking to obtain control of the Company.

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Transfer, Ownership and Voting Restrictions

Subject to various exceptions, the Bank Holding Company Act of 1956, as amended, and the Change in Bank Control Act of 1978, as amended, together with related regulations, require Federal Reserve approval prior to any person or company acquiring “control” of a bank or bank holding company. Control is conclusively presumed to exist if an individual or company acquires 25% or more of any class of voting securities of a bank or bank holding company. Control is also presumed to exist, although rebuttable, if a person or company acquires 10% or more, but less than 25%, of any class of voting securities and either:

•	the bank or bank holding company has registered securities under Section 12 of the Securities Act of 1934; or

•	no other person owns a greater percentage of that class of voting securities immediately after the transaction.

Our common stock is not registered under Section 12 of the Securities Exchange Act of 1934. The regulations provide a procedure for challenging rebuttable presumptions of control.

Anti-Takeover Protections

Following is a description of certain provisions included in our charter, bylaws, Wisconsin law and state and federal regulations that may have the effect of discouraging unilateral tender offers or other takeover proposals that shareholders might deem to be in their interests or in which they might receive a substantial premium. Our board of directors’ authority to issue and establish the terms of currently authorized preferred stock, without shareholder approval, may also have the effect of discouraging takeover attempts. The following provisions could also have the effect of insulating current management against the possibility of removal and could, by possibly reducing temporary fluctuations in market price caused by accumulations of shares of our common stock, deprive shareholders of opportunities to sell at a temporarily higher market price. Our board of directors believes, however, that these provisions may help assure fair treatment of our shareholders and preserve our assets.

Charter and Bylaws

Our charter and bylaws contain certain provisions, including the provisions described below, that may discourage certain types of transactions that involve an actual or threatened change of control of us. Since the terms of our charter and bylaws may differ from the general information we are providing, you should only rely on the actual provisions of our charter and bylaws. If you would like to read our charter or bylaws, they are on file as exhibits to documents we have filed with the SEC, which are available as described under “Available Information.”

Preferred Stock. Our board of directors is permitted to issue, without shareholder approval unless required by law or the terms of any outstanding preferred stock or the rules of any securities exchange on which our stock may be listed, preferred stock with such relative rights, privileges and preferences as it deems appropriate. The issuance of preferred stock, while providing desired flexibility in connection with possible acquisitions and other corporate purposes, could adversely affect the voting power of the holders of common stock and the likelihood that those holders will receive payments upon liquidation and could have the effect of delaying, deferring or preventing a change in control of Nicolet.

Advance Notice Provisions. Under our Bylaws, either directors or shareholders may nominate persons for election as directors. Nominations that are not made by or on behalf of our management must be delivered in writing to our President no less than 14 and no more than 50 days before the meeting at which directors will be elected. If less than 21 days’ notice of such meeting is given, then the delivery deadline for the shareholder’s written notice is the close of business on the seventh day after the date on which notice of the meeting was mailed. The shareholder’s nomination must specify (to the extent known to the shareholder) the nominee’s name, address and principal occupation; the number of shares of capital stock that will be voted in favor of the nominee; and the nominating shareholder’s name, address and beneficial ownership of our capital stock.

Our Bylaws also provide that, in addition to any other requirements generally applicable to matters to be brought before an annual meeting of shareholders under our Articles of Incorporation or Bylaws or the WBCL, a shareholder who wishes to present a matter for consideration at such meeting must notify our Corporate Secretary in writing no later than 60 days before the meeting. The shareholder’s notice must specify the nature and reason for the business proposed to be conducted; the shareholder’s name, address and beneficial ownership of our stock; and any material interest of the shareholder in the matter proposed for consideration.

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These provisions could make it more difficult for a shareholder to nominate directors in opposition to management’s nominees or to gain control of us through other action taken at a shareholders’ meeting.

Director Removal. Our Bylaws provide that directors may only be removed from office for cause by a vote of the holders of at least a majority of the issued and outstanding shares of common stock entitled to vote in the election of directors, except that a director may not be removed if a number of cumulative votes sufficient to elect him or her is cast against his or her removal. This requirement makes it more difficult to gain control of the board by removing directors without cause and electing new directors to fill the resulting vacancies.

Approval of Mergers and Acquisitions. Our Articles of Incorporation currently provide that if our shareholders are required under the WBCL to approve any merger or share exchange of Nicolet with or into any other entity or any sale, lease, exchange or other disposition of substantially all of its assets to any other person or entity, the transaction will require the approval of either: (i) two-thirds of our directors then in office and a majority of our issued and outstanding shares entitled to vote; or (ii) a majority of our directors then in office and two-thirds of our issued and outstanding shares entitled to vote. This provision makes it more difficult for a proposed acquirer to gain control of Nicolet in a transaction that is not supported by two-thirds of our board of directors.

Wisconsin Law

Constituency or Stakeholder Provision. Under Section 180.0827 of the WBCL, in discharging his or her duties to the Company and in determining what he or she believes to be in the best interests of the Company, a director or officer may, in addition to considering the effects of any action on shareholders, consider the effects of the action on employees, suppliers, customers, the communities in which we operate and any other factors that the director or officer considers pertinent. This provision may have anti-takeover effects in situations where the interests of our stakeholders, other than shareholders, conflict with the short-term maximization of shareholder value.

Wisconsin Anti-Takeover Statutes. Sections 180.1140 to 180.1144 of the WBCL, which are referred to as the Wisconsin business combination statutes, prohibit a Wisconsin corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless prior to such date the board of directors approved the business combination or the transaction in which the person became an interested stockholder. Under specified circumstances, a Wisconsin corporation may engage in a business combination with an interested stockholder more than three years after the stock acquisition date. For purposes of the Wisconsin business combination statutes, a “business combination” includes (a) a merger or share exchange, (b) a sale, lease, exchange, mortgage, pledge, transfer or other disposition of assets equal to at least 5% of the aggregate market value of the assets or outstanding stock of the corporation or 10% of the corporation’s earning power or income on a consolidated basis, (c) the issuance of stock or rights to purchase stock having an aggregate market value equal to at least 5% of the outstanding stock, (d) the adoption of a plan of liquidation or dissolution and (e) other enumerated transactions involving an interested stockholder. Under the Wisconsin business combination statutes, an “interested stockholder” is a person who beneficially owns 10% of the voting power of the outstanding voting stock of the corporation, or who is an affiliate or associate of the corporation and beneficially owned 10% of the voting power of the then outstanding voting stock within three years prior to the date in question.

Sections 180.1130 to 180.1133 of the WBCL, which are referred to as the Wisconsin fair price statutes, require that “business combinations” involving a “significant shareholder” and a Wisconsin corporation be approved by the affirmative vote of at least (1) 80% of the votes entitled to be cast by the outstanding voting shares of the corporation, and (2) two-thirds of the votes entitled to be cast by the holders of the voting shares that are not beneficially owned by a “significant shareholder” or an affiliate or associate of a significant shareholder who is a party to the transaction, unless the fair price conditions specified in the statute have been satisfied. This requirement is in addition to any vote that may be required by law or our Articles of Incorporation. For purposes of the Wisconsin fair price statutes, a “business combination” generally includes a merger or share exchange, or a sale, lease, exchange or other disposition, other than a mortgage or pledge if not made to the avoid the fair price statutes and the defensive action restrictions statute (as described below). Under the Wisconsin fair price statutes, a “significant shareholder” is a person who beneficially owns, directly or indirectly, 10% or more of the voting power of the outstanding stock of the corporation, or who is an affiliate of the corporation and beneficially owned, directly or indirectly, 10% or more of the voting power of the outstanding stock of the corporation within two years prior to the date in question. The Wisconsin fair price statutes may discourage any attempt by a shareholder to squeeze out other shareholders without offering an appropriate premium purchase price.

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Under Section 180.1150(2) of the WBCL, the voting power of shares of a Wisconsin corporation that are held by any person in excess of 20% of the voting power are limited (in voting on any matter) to 10% of the full voting power of those excess shares, unless otherwise provided in the articles of incorporation or unless full voting rights have been restored at a special meeting of the shareholders called for that purpose. This statute is designed to protect corporations against uninvited takeover bids by reducing to one-tenth of their normal voting power all shares in excess of 20% owned by an acquiring person. This provision may deter any shareholder from acquiring in excess of 20% of our outstanding voting stock. Section 180.1150(3) excludes shares held or acquired under certain circumstances from the application of Section 180.1150(2), including, among others, shares acquired directly from the Company and shares acquired in a merger or share exchange to which the Company is a party.

Section 180.1134 of the WBCL, which is referred to as the Wisconsin defensive action restrictions statute, provides that, in addition to the vote otherwise required by law or the articles of incorporation, a Wisconsin corporation must receive approval of the holders of a majority of the shares entitled to vote before the corporation can take the actions discussed below while a takeover offer is being made or after a takeover offer has been publicly announced and before it is concluded. Under the Wisconsin defensive action restrictions statute, shareholder approval is required for the corporation to acquire more than 5% of the corporation’s outstanding voting shares at a price above the market price from any individual who or organization which owns more than 3% of the outstanding voting shares and has held the shares for less than two years, unless a similar offer is made to acquire all voting shares and all securities which may be converted into voting shares. This restriction may deter a shareholder from acquiring shares of our common stock if the shareholder’s goal is to have the Company repurchase the shareholder’s shares at a premium over the market price. Shareholder approval is also required under the Wisconsin defensive action restrictions statute for the corporation to sell or option assets of the corporation which amount to at least 10% of the market value of the corporation, unless the corporation has at least three independent directors and a majority of the independent directors vote not to be governed by this restriction.

Indemnification; Limitation on Liability. Sections 180.0851 and 180.0856 of the WBCL and our Bylaws require us to indemnify our directors, officers, employees and agents to the extent they are successful on the merits or otherwise in the defense of a proceeding, for all reasonable expenses incurred in the proceeding, if such person was a party to such proceeding because he or she was a director, officer, employee or agent of the corporation. In cases where the director, officer, employee or agent is not successful on the merits or otherwise in the defense of a proceeding, we are required to indemnify the director or officer and may indemnify the employee or agent against liability incurred by the director, officer, employee or agent in a proceeding if such person was a party to such proceeding because he or she is a director, officer, employee or agent of the corporation, unless it is determined that he or she breached or failed to perform a duty owed to the corporation and such breach or failure to perform constitutes:

•	a willful failure to deal fairly with the registrant or its shareholders in connection with a matter in which the director, officer, employee or agent has a material conflict of interest;

•	a violation of criminal law, unless the director, officer, employee or agent had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful;

•	a transaction from which the director, officer, employee or agent derived an improper personal profit; or

•	willful misconduct.

Unless modified by written agreement, the determination as to whether indemnification is proper shall be made in accordance with the WBCL. The right to indemnification under the registrant’s bylaws may only be amended by the vote of two-thirds of the outstanding shares of the registrant’s capital stock entitled to vote on the matter. The registrant is authorized to purchase and maintain insurance on behalf of its directors, officers, employees or agents in connection with the foregoing indemnification obligations.

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Section 180.0859 of the WBCL provides that it is the public policy of the State of Wisconsin to require or permit indemnification, allowance of expenses and insurance for any liability incurred in connection with any proceeding involving securities regulation. Our Bylaws, however, do not specifically provide for mandatory indemnification and allowance of expenses for officers, directors, designated employees and designated agents for proceedings involving securities-related matters. In addition, we understand that the SEC is of the opinion that such indemnification contravenes federal public policy expressed in the Securities Act and therefore is unenforceable.

Under Section 180.0828 of the Wisconsin Business Corporation Law, a director of the corporation is not personally liable to the corporation or its shareholders for a breach of or failure to perform any duty resulting solely from his or her status a director, unless it is proven that the director’s conduct falls into one of the categories described above.

Amendments to Articles of Incorporation and Bylaws. Our Articles of Incorporation may be amended as provided in the WBCL, which provides that unless the articles of incorporation, bylaws or WBCL require a higher vote, and subject to any rights of a class (such as the Series C Preferred Stock) to vote separately on the amendment under the WBCL, an amendment to the articles of incorporation will be approved if the number of votes cast in favor of the amendment exceed the votes cast against it. Our Bylaws may be amended by our shareholders or by majority vote of our board of directors, except as otherwise provided in the WBCL. The WBCL requires shareholder approval for an amendment to any shareholder-adopted bylaw that states that the board may not amend it. Additionally, a bylaw that fixes a greater or lower quorum requirement or a greater voting requirement for shareholders may not be adopted, amended or repealed by the board of directors. A bylaw that fixes a greater or lower quorum requirement or a greater voting requirement for the board of directors may be amended or repealed as follows: (i) if originally adopted by the shareholders, only by the shareholders, unless the bylaw also permits board approval of the amendment, or (ii) if originally adopted by the board of directors, either by the shareholders or by the board of directors. These provisions could make it more difficult to amend any provisions of our Articles of Incorporation or Bylaws that require a greater quorum or voting requirement than the WBCL prescribes with respect to a potential acquisition of Nicolet or that otherwise have an anti-takeover effect as described above.

DESCRIPTION OF WARRANTS

We may issue warrants, including warrants to purchase preferred stock, common stock or any combination of the foregoing. Warrants may be issued independently or as part of a unit with any other securities and may be attached to or separate from the underlying securities. The warrants will be issued under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, as detailed in the prospectus supplement relating to the warrants being offered.

A prospectus supplement relating to any warrants being offered will include specific terms relating to the offering, including a description of any other Securities sold together with the warrants. Such terms will include:

•	the title of the warrants;

•	the aggregate number of the warrants;

•	the price or prices at which the warrants will be issued;

•	the designation, amount and terms of the preferred stock or common stock purchasable upon exercise of the warrants and procedures by which those numbers may be adjusted;

•	the designation and terms of the other offered Securities, if any, with which the warrants are issued and the number of the warrants issued with each security;

•	if applicable, the date on and after which the warrants and the offered Securities purchasable upon exercise of the warrants will be separately transferable;

•	the price or prices at which the offered Securities purchasable upon exercise of the warrants may be purchased;

•	the date on which the right to exercise the warrants shall commence and the date on which the right shall expire;

•	the minimum or maximum amount of the warrants that may be exercised at any one time;

•	any terms relating to the modification of the warrants, including adjustments in the exercise price;

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•	information with respect to book-entry procedures, if any;

•	a discussion of any material Federal income tax considerations; and

•	any other material terms of the warrants, including terms, procedures, and limitations relating to the transferability, exchange, exercise or redemption of the warrants.

The descriptions of the warrants in this prospectus are summaries of the material provisions that will appear in the applicable agreements. These descriptions do not include all terms of those agreements and do not contain all of the information that you may find useful. The applicable prospectus supplement will describe the terms of any warrants or warrant units in more detail; and we urge you to read the applicable documents because they, and not our summaries and descriptions, will define your rights as holders of the warrants or any warrant units. The forms of the relevant documents will be filed with the SEC and will be available as described under the heading “Available Information” above.

DESCRIPTION OF RIGHTS

The following is a description of the material features, terms and provisions of the rights to purchase shares of our preferred stock, our common stock or other securities that we may offer to our shareholders using this prospectus. This summary does not purport to be exhaustive and may not contain all the information that is important to you. Therefore, you should read the applicable prospectus supplement, which may contain a rights agreement or other transaction documents related to an offering of rights to purchase our Securities, and any other offering materials that we may provide.

Rights may be issued independently or together with any other offered Securities and may or may not be transferred by the person purchasing or receiving the rights. In connection with any rights offering to our shareholders, we may enter into a standby underwriting agreement or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other person would purchase any offered Securities remaining unsubscribed for after such rights offering. Each series of rights will be used under a separate rights agent agreement to be entered into between us and a bank or trust company, as rights agent, that we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the certificates relating to the rights of the series of certificates and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. The prospectus supplement relating to any rights we offer will include specific terms relating to the offering, including, among others: the date of determining the shareholders entitled to the rights distribution, the aggregated number of rights issued and the aggregate number of shares of our preferred stock, our common stock or other Securities purchasable upon exercise of the rights, the exercise price, the conditions to completion of the offering, the date on which the right to exercise the rights will commence, the date on which the right will expire and any applicable United States Federal income tax considerations. To the extent that any particular terms of the rights, rights agreements or rights certificates described in a prospectus supplement differ from any of the terms described in this prospectus, then the terms described in this prospectus will be deemed to have been superseded by that prospectus supplement.

Each right would entitle the holder of the rights to purchase for cash the principal amount of shares of our preferred stock, our common stock or our other Securities at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights as provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights would become void and of no further force or effect.

Holders may exercise rights as described in the applicable prospectus supplement and any rights agreement or other transaction documents related to an offering of rights to purchase our Securities. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the shares of our preferred stock, our common stock or other Securities purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed Securities directly to persons other than shareholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

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DESCRIPTION OF UNITS

We may, from time to time, issue units composed of one or more of the other Securities that may be offered under this prospectus, in any combination. Each unit will be issued so that the holder of the unit is also the holder of each Security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included Security. The unit agreement under which a unit is issued may provide that the Securities included in the unit may not be held or transferred separately at any time, or at any time before a specified date.

The prospectus supplement relating to any units that we are offering will specify the material terms of the units, including one or more of the following:

•	the material terms of the units and of the Securities making up the units, including whether and under what circumstances those Securities may be held or transferred separately;

•	any material provisions relating to the issuance, payment, settlement, transfer or exchange of the units or of the Securities making up the units;

•	any special federal income tax considerations applicable to the units; and

•	any material provisions of the governing unit agreement that differ from those described above.

The descriptions of the units in this prospectus are summaries of the material provisions that will appear in the applicable documents. These descriptions do not include all terms of those documents and do not contain all of the information that you may find useful. The applicable prospectus supplement will describe the terms of any units in more detail; and we urge you to read the applicable documents because they, and not our summaries and descriptions, will define your rights as holders of the units. The forms of the relevant documents will be filed with the SEC and will be available as described under the heading “Available Information” above.

PLAN OF DISTRIBUTION

General

We may sell the Securities covered by this prospectus in one or more of the following ways from time to time, including without limitation:

•	to or through underwriters for resale to purchasers, which underwriters may act directly or through a syndicate represented by one or more managing underwriters;

•	directly to one or more purchasers, through a specific bidding, auction or other process;

•	through agents or dealers;

•	through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the Securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	in exchange for outstanding indebtedness; or

•	through a combination of any of these methods of sale.

We may also issue Securities as a dividend or distribution or in a subscription rights offering to existing holders of our Securities.

A prospectus supplement with respect to each series of Securities will state the terms of the offering of the Securities, including:

•	the terms of the offering;

•	the name or names of any underwriters or agents and the amounts of Securities underwritten or purchased by each of them, if any;

•	the public offering price or purchase price of the securities and the net proceeds to be received by us from the sale;

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•	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any delayed delivery arrangements;

•	any discounts or concessions allowed or re-allowed or paid to dealers; and

•	any securities exchange on which the Securities may be listed.

If we use underwriters or dealers in the sale, the Securities will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions, including:

•	privately negotiated transactions;

•	at a fixed public offering price or prices, which may be changed;

•	in “at the market offerings” within the meaning of Rule 415(a)(4) of the Securities Act;

•	at prices related to prevailing market prices; or

•	at negotiated prices.

We may directly solicit offers to purchase Securities, or agents may be designated to solicit such offers. We will, in the prospectus supplement relating to such offering, name any agent that could be viewed as an underwriter under the Securities Act and describe any commissions that we must pay. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis. Agents, dealers and underwriters may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

If any underwriters or agents are utilized in the sale of the Securities in respect of which this prospectus is delivered, we will enter into an underwriting agreement or other agreement with them at the time of sale to them, and we will set forth in the prospectus supplement relating to such offering the names of the underwriters or agents and the terms of the related agreement with them.

If a dealer is utilized in the sale of the Securities in respect of which the prospectus is delivered, we will sell such Securities to the dealer, as principal. The dealer may then resell such Securities to the public at varying prices to be determined by such dealer at the time of resale.

If we offer Securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the Securities they commit to purchase on a standby basis. Additionally, before the expiration date for the subscription rights, the standby underwriters may offer the Securities, including Securities they may acquire through the purchase and exercise of subscription rights, on a when-issued basis at prices set from time to time by them. After the expiration date, the standby underwriters may offer the Securities, whether acquired under the standby underwriting agreement, on exercise of subscription rights or by purchase in the market, to the public at prices to be determined by them. Thus, standby underwriters may realize profits or losses independent of the underwriting discounts or commissions we may pay them. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us. Any dealer-manager we retain may acquire Securities by purchasing and exercising the subscription rights and resell the Securities to the public at prices it determines. As a result, a dealer manager may realize profits or losses independent of any dealer-manager fee paid by us.

Remarketing firms, agents, underwriters and dealers may be entitled under agreements which they may enter into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

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Market-Making, Stabilization and Other Transactions

To facilitate the offering of the Securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the Securities or any other Securities the prices of which may be used to determine payments on such Securities. Specifically, any underwriters may overallot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the Securities or of any such other securities, the underwriters may bid for, and purchase, the Securities or any such other securities in the open market. Finally, in any offering of the Securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the Securities in the offering if the syndicate repurchases previously distributed Securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the Securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

There is currently no market for any of the offered Securities, other than the common stock, which is traded on the Nasdaq Capital Market. If the offered Securities are traded after their initial issuance, they may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar Securities and other factors. While it is possible that an underwriter could inform us that it intends to make a market in the offered Securities, such underwriter would not be obligated to do so, and any such market-making could be discontinued at any time without notice. Therefore, no assurance can be given as to whether an active trading market will develop for the offered Securities. We have no current plans for listing of any preferred stock, warrants, depositary shares, or units on any securities exchange; any such listing with respect to any particular security will be described in the applicable prospectus supplement or pricing supplement, as the case may be.

LEGAL MATTERS

In connection with particular offerings of our Securities in the future, and unless otherwise indicated in the applicable prospectus supplement, the validity of such Securities will be passed upon for Nicolet Bankshares, Inc. by Godfrey & Kahn, S.C.

EXPERTS

The consolidated financial statements of Nicolet Bankshares, Inc. as of December 31, 2017 and 2016 and for each of the years in the three-year period ended December 31, 2017 and the effectiveness of internal control over financial reporting as of December 31, 2017 incorporated in this prospectus by reference from the Nicolet Bankshares, Inc. Annual Report on Form 10-K for the year ended December 31, 2017 have been audited by Porter Keadle Moore, LLC, an independent registered public accounting firm, as stated in their report thereon incorporated herein by reference, and have been incorporated in this prospectus and registration statement in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses to be paid by the Company in connection with the offering of the Securities registered. All amounts are estimates except for the registration fee.

SEC Registration Fee		$6,640
Rights Agent Fees		*
Accounting Fees and Expenses		*
Legal Fees and Expenses		*
Printing and Filing Expenses		*
Transfer Agent Fees and Expenses		*
Miscellaneous		*
Total	$	*

* An estimate of the aggregate amount of these expenses will be reflected in the applicable prospectus supplement.

Item 15. Indemnification of Directors and Officers

The registrant’s bylaws provide for the mandatory indemnification of a director, officer, employee or agent of the registrant (or a person concurrently serving in such a capacity with another entity at the registrant’s request), to the extent such person has been successful on the merits or otherwise in the defense of any threatened, pending or completed civil, criminal, administrative or investigative action, suit, arbitration or other proceeding brought by or in the right of the registrant or by any other person or entity to which such person is a party because he or she is a director, officer, employee or agent, for all reasonable fees, costs, charges, disbursements, attorneys’ fees and other expenses incurred in connection with proceeding. In all other cases, the registrant shall indemnify a director or officer, and may indemnify an employee or agent, of the registrant against all liability and reasonable fees, costs, charges, disbursements, attorneys’ fees and other expenses incurred by such person in any proceeding brought by or in the right of the registrant or by any other person or entity to which such person is a party because he or she is a director, officer, employee or agent, unless it has been proven by final adjudication that such person breached or failed to perform a duty owed to the registrant that constituted:

•          a willful failure to deal fairly with the registrant or its shareholders in connection with a matter in which the director, officer, employee or agent has a material conflict of interest;

•          a violation of criminal law, unless the director, officer, employee or agent had reasonable cause to believe his or her conduct was lawful or no reasonable cause to believe his or her conduct was unlawful;

•          a transaction from which the director, officer, employee or agent derived an improper personal profit; or

•          willful misconduct.

Unless modified by written agreement, the determination as to whether indemnification is proper shall be made in accordance with the WBCL. The right to indemnification under the registrant’s bylaws may only be amended by the vote of two-thirds of the outstanding shares of the registrant’s capital stock entitled to vote on the matter. The registrant is authorized to purchase and maintain insurance on behalf of its directors, officers, employees or agents in connection with the foregoing indemnification obligations.

Insofar as indemnification for liabilities arising under the Securities Act is permitted to directors and officers of the registrant pursuant to the above-described provisions, the registrant understands that the SEC is of the opinion that such indemnification contravenes federal public policy as expressed in said act and therefore is unenforceable.

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Item 16. Exhibits

The exhibits to this registration statement are listed in the Exhibit Index that immediately precedes such exhibits and is hereby incorporated by reference.

Item 17. Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)          To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)          To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)         To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of Securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)        To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)         That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the Securities offered therein, and the offering of such Securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)         To remove from registration by means of a post-effective amendment any of the Securities being registered which remain unsold at the termination of the offering.

(4)         That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)       If the registrant is relying on Rule 430B:

(A)       Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)       Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of Securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the Securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

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(5)         That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the Securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)          Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)         Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)        The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)       Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)         That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the Securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)         If the Securities to be issued are to be offered to existing security holders of the registrant pursuant to warrants or rights and any securities not taken by security holders of the registrant are to be reoffered to the public, then the undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

(8)         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the Securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Green Bay, State of Wisconsin, on this 6th day of April, 2018.

NICOLET BANKSHARES, INC.

By:	/s/ Robert B. Atwell
Robert B. Atwell
Chairman, President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert B. Atwell and Michael E. Daniels, or either of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities stated below, to sign any and all amendments to this registration statement (including post-effective amendments), and any additional registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, for the offerings contemplated by this registration statement, and all documents and instruments necessary or advisable in connection therewith, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto either of said attorneys-in-fact and agents, full power and authority to do and perform in the name and on behalf of the undersigned each and every act and thing necessary or advisable to be done in and about the premises, as fully as to all intents and purposes as each of the undersigned might or could do in person, hereby ratifying and confirming all that either of said attorneys-in-fact and agents, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on April 6, 2018.

Signature	Position
/s/ Robert B. Atwell
Robert B. Atwell	Chairman, President and Chief Executive Officer (Principal Executive Officer)
/s/ Ann K. Lawson
Ann K. Lawson	Chief Financial Officer (Principal Financial and Accounting Officer)
/s/ Michael E. Daniels
Michael E. Daniels	Executive Vice President, Corporate Secretary and Director
/s/ Robert W. Agnew
Robert W. Agnew	Director
/s/ John N. Dykema
John N. Dykema	Director
/s/ Terrence R. Fulwiler
Terrence R. Fulwiler	Director
/s/ Christopher J. Ghidorzi
Christopher J. Ghidorzi	Director
/s/ Michael J. Gilson
Michael J. Gilson	Director
/s/ Thomas L. Herlache
Thomas L. Herlache	Director
/s/ Louis J. “Rick” Jeanquart
Louis J. “Rick” Jeanquart	Director
/s/ Donald J. Long, Jr.
Donald J. Long, Jr.	Director
/s/ Dustin J. McClone
Dustin J. McClone	Director
/s/ Susan L. Merkatoris
Susan L. Merkatoris	Director
/s/ Randy J. Rose
Randy J. Rose	Director
/s/ Oliver Pierce Smith
Oliver Pierce Smith	Director
/s/ Robert J. Weyers
Robert J. Weyers	Director

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

1.1	Form of Underwriting Agreement.*

3.1	Amended and Restated Articles of Incorporation of Nicolet Bankshares, Inc. as amended (incorporated by reference as Exhibit 3.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, File No. 333-90052).

3.2	Amended and Restated Bylaws of Nicolet Bankshares, Inc. (incorporated by reference as Exhibit 3.1 to the Company’s Current Report on Form 8-K filed May 2, 2016, File No. 001-37700).

4.1	Form of Common Stock Certificate (incorporated by reference as Exhibit 4.1 to the Company’s Registration Statement on Form S-4 filed February 1, 2013, Regis. No. 333-186401).

4.2	Form of Preferred Stock Certificate.*

4.3	Form of Warrant Agreement (including form of Warrant).*

4.4	Form of Rights Agreement (including form of rights certificate).*

4.5	Form of Unit Agreement.*

5.1	Opinion of Godfrey & Kahn, S.C.†

12.1	Ratio of Earnings to Fixed Charges and Preferred Stock Dividends. †

23.1	Consent of Godfrey & Kahn, S.C. (included in Exhibit 5.1).

23.2	Consent of Porter Keadle Moore, LLC.†

24.1	Power of Attorney (included in the signature page hereto).

*	To the extent required, to be filed either by a post-effective amendment to the registration statement or as an exhibit to a report filed under the Exchange Act pursuant to Item 601 of Regulation S-K and incorporated by reference herein.

†	Filed herewith.